EXHIBIT 12.1


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES/DEFICIENCY
        IN THE COVERAGE OF FIXED CHARGES BY EARNINGS BEFORE FIXED CHARGES
                              (Dollars in Millions)

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                                                                        Year Ended
                                                                        December 31,
                                                          -------------------------------------------
                                                           2000     1999     1998      1997     1996
                                                          ------   ------   ------    ------   ------
Earnings before fixed charges:
Income (loss) from continuing operations before
income taxes ........................................   $  748   $  510   $ (679)   $  204   $  563
Interest and debt expense ...........................      168      268      426       433      462
Interest portion of rental expense ..................       15       15       16        16       14
                                                        ------   ------   ------    ------   ------
Earnings (loss) before fixed charges ................   $  931   $  793   $ (237)   $  653   $1,039
                                                        ======   ======   ======    ======   ======
Fixed charges:
Interest and debt expense ...........................   $  168   $  268   $  426    $  433   $  462
Interest portion of rental expense ..................       15       15       16        16       14
                                                        ------   ------   ------    ------   ------
Total fixed charges .................................   $  183   $  283   $  442    $  449   $  476
                                                        ======   ======   ======    ======   ======
Ratio of earnings to fixed charges ..................      5.1      2.8     --         1.5      2.2
                                                        ======   ======   ======    ======   ======
Deficiency in the coverage of fixed charges by
earnings before fixed charges .......................       --       --   $ (679)       --       --
                                                        ======   ======   ======    ======   ======
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